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                            ASSET PURCHASE AGREEMENT



                             Effective July 1, 1996


                                 By and Between


                          SWISHER INTERNATIONAL, INC.


                                      AND



                       PROFESSIONAL CARPET SYSTEMS, INC.

                                      AND

                            OLD DIXIE SUPPLY COMPANY




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                                 ASSET PURCHASE

                               TABLE OF CONTENTS

Contents
- --------

         Recitals
1.       Definitions
2.       Assets Purchase and Stock Exchange; Other Agreements
3.       Manner and Time of Share Distribution
4.       Assumption of Liabilities
5.       Representations and Warranties of PCS
6.       Representations and Warranties of Swisher
7.       Entire Agreement
8.       Indemnity
9.       Miscellaneous



Schedules and Exhibits
- ----------------------

Schedule 1.1              Surface Doctor Assets
Exhibit 1.3               Unaudited Financial Statements
Schedule 1.6              Surface Doctor Liabilities
Schedule 1.10             ODS/SD Inventory
Schedule 1.11             ODS/SD Accounts Receivable
Schedule 1.12             ODS/SD Accounts Payable
Exhibit 2.1               PCS Bill of Sale
Exhibit 2.1(b)            Option Agreement
Exhibit 2.2               ODS Bill of Sale
Exhibit 2.3               Fair Market Value of Transaction
Exhibit 3.1               Registration Rights of Closing Date Stock
Exhibit 3.2               Registration Rights of Balance of Stock
Schedule 4.3              Vehicles
Schedule 5.5              PCS UCC Search
Schedule 5.5(a)           Additions to PCS UCC Search
Schedule 5.7              Tax Matters
Schedule 5.8(a)           Intellectual Property
Schedule 5.8(b)           Disputes to Intellectual Property
Schedule 5.9              Key Employees
Schedule 5.10(a)          Franchisor Obligations Outside Franchise Agreements
Exhibit 6.3               Information Statement
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                            ASSET PURCHASE AGREEMENT

    THIS AGREEMENT, effective as of the   1st   day of July, 1996, is by and
between SWISHER INTERNATIONAL, INC., a Nevada Corporation with its principal place of business at 6849 Fairview Road, Charlotte, North Carolina, 28210 ("Swisher"), PROFESSIONAL CARPET SYSTEMS, INC. a Georgia corporation, with its principal place of business at 5182 Old Dixie Highway, Forest Park, Georgia, ("PCS") and OLD DIXIE SUPPLY COMPANY, a Georgia corporation, with its principal place of business at 5182 Old Dixie Highway, Forest Park, Georgia, ("ODS").

                              W I T N E S S E T H:

    WHEREAS, PCS is engaged in the business of franchising the Surface Doctor system of kitchen and bath restoration as a division of PCS and is the owner of certain assets, as defined below, associated with such system, and more fully described in Schedule 1.1 and has incurred certain liabilities as defined below with such system and more fully described in Schedule 1.6; and

    WHEREAS, ODS is engaged in the business of providing chemicals, equipment and supplies to franchisees of PCS and is the owner of certain inventory and Accounts Receivable, associated with such business, and more fully described in
Schedule 1.10 and





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Schedule 1.11 respectively and has incurred certain Accounts Payable as defined below with such business and more fully described in Schedule 1.12; and

    WHEREAS, as of the Effective Date, as hereinafter defined, Swisher wishes to acquire PCS' Surface Doctor Business and Surface Doctor Assets and assume the Surface Doctor Liabilities directly related to PCS' Surface Doctor system as hereinafter defined, and PCS wishes to tender such Surface Doctor Business and Surface Doctor Assets to Swisher, in exchange for Stock and other consideration, upon the terms and conditions herein set forth.

    WHEREAS, as of the Effective Date, as hereinafter defined, Swisher wishes to acquire ODS' Surface Doctor Inventory and Surface Doctor Accounts Receivable and assume the Surface Doctor Liabilities directly related to ODS' Surface Doctor sales as hereinafter defined, and ODS wishes to tender such Surface Doctor Inventory and Surface Doctor Accounts Receivable to Swisher, in exchange for Stock and other consideration, upon the terms and conditions herein set forth.

    NOW, THEREFORE, in consideration of the above recitals, mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following





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meanings:

    1.1 The "Surface Doctor Assets" (or "SD Assets") shall mean that portion of PCS' business pertaining to the Surface Doctor Business, Name, Logos, Franchisee Related Records, trademarks, servicemarks, tradenames, telephone numbers, equipment, trade accounts receivables, lists of suppliers and all other assets as they exist, where they exist as of the Effective Date and assumption and assignment of any and all of the franchising rights and franchise agreements and franchisees and assumption of the direct or indirect obligations related to the franchise agreements of the Surface Doctor Business listed on Schedule 1.1.

    1.2 The "Surface Doctor Franchisee Related Records" (or "SD Franchisee Related Records") shall mean all the PCS records pertaining to the Surface Doctor Business relating to undertaking and fulfilling the obligations and rights of the Surface Doctor Business, including but not limited to franchise documents and correspondence and any and all other records and files related to the Surface Doctor Business.

    1.3 The "Surface Doctor Business" (or "SD Business") shall mean that portion of PCS' business pertaining to Surface Doctor operating as a division of PCS since January, 1994. Unaudited financial statements including PCS and ODS information regarding the Surface Doctor segment of each of their businesses are attached hereto as Exhibit 1.3.

    1.4 The "Effective Date" shall be July 1, 1996, and the transactions described in this Agreement shall be effective as of that date.

    1.5 The "Closing Date" shall be the date on which this Agreement is executed by the parties hereto.





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    1.6  The "Surface Doctor Liabilities" ("SD Liabilities") shall mean liabilities of that portion of PCS pertaining to the SD Business incurred in connection with the SD Business up to the day prior to the Effective Date, as listed on Schedule 1.6 and assumption of the direct or indirect obligations of the franchisor of the SD Business.

    1.7 The "Agreement" means this Asset Purchase Agreement by and between PCS, ODS and Swisher, including all Schedules and Exhibits hereto, as such agreement, Schedules and Exhibits may be amended from time to time.

    1.8 "Stock" means Swisher International, Inc. Common Stock issued and authorized without restriction except as provided for herein.

    1.9    The "Act" means the Securities Act of 1933, as amended.

    1.10 The "ODS Surface Doctor Inventory" (or "ODS/SD Inventory") shall mean that portion of ODS' inventory pertaining to Surface Doctor supplies, equipment and chemicals listed on Schedule 1.10, as they exist, where they exist as of the Effective Date.

    1.11 The "ODS Surface Doctor Accounts Receivable" ("ODS/SD Accounts Receivable") shall mean that portion of ODS' Accounts Receivable due from Surface Doctor franchisees listed on Schedule 1.11, as they exist, where they exist as of the Effective Date.

    1.12 The "ODS Surface Doctor Accounts Payable" ("ODS/SD Accounts Payable") shall mean that portion of ODS' Accounts Payable resulting from Surface Doctor purchases made by ODS listed on Schedule 1.12, as they exist, where they exist as of the Effective Date.

    1.13   The "Stock Price" is Six and xx/100 dollars ($6.00).





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2.  Assets Purchase and Stock Exchange; Other Agreements.

    2.1 As of the Effective Date, PCS shall tender to Swisher, and Swisher shall accept, the SD Assets as evidenced by a Bill of Sale attached hereto as
Exhibit 2.1 and shall assume the SD Liabilities in exchange for:

           (a)    179,302 shares of Stock in favor of PCS; and

           (b) An option for PCS to purchase 75,000 shares of Stock under the terms and conditions of an Option Agreement, attached hereto as Exhibit 2.1(b).

    2.2 As of the Effective Date, ODS shall tender to Swisher, and Swisher shall accept, the ODS/SD Inventory and ODS/SD Accounts Receivable as evidenced by a Bill of Sale attached hereto as Exhibit 2.2 and shall assume the ODS/SD Accounts Payable in exchange for 20,698 shares of Stock in favor of ODS.

    2.3 Notwithstanding anything to the contrary contained herein, PCS, ODS and Swisher agree the fair market value of the transaction contemplated in this Agreement on the Closing Date is accurately represented on Exhibit 2.3.
Neither party will take a position contrary to this value.

3.  Manner and Time of Share Disbursement.

    3.1    Stock Distributed at Closing.

           (a) Of the 179,302 shares of Stock which makes up consideration to PCS, Swisher shall provide 62,790 shares of Stock to PCS at the Closing Date and such Stock shall be subject to the Registration Rights Agreement attached hereto as Exhibit 3.1.

           (b) Of the 20,698 shares of Stock which makes up consideration to ODS,





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Swisher shall provide 7,210 shares of Stock to ODS at the Closing Date and such
Stock shall be subject to the Registration Rights Agreement attached hereto as
Exhibit 3.1.

           (c) The Stock to be delivered at the Closing Date identified in 3.1(a) and 3.1(b) above is intended for use as payment of estimated taxes which are the consequence of the transaction contemplated in this Agreement.

    3.2    Stock Subject to Lock-Up.

           (a) Of the 179,302 shares of Stock which makes up consideration to PCS, PCS agrees that 116,512 shares of Stock provided for in 3.1(a) shall be subject to a Registration Rights Agreement attached hereto as Exhibit 3.2.

           (b) Of the 20,698 shares of Stock which makes up consideration to ODS, ODS agrees that 13,488 shares of Stock provided for in 3.1(b) shall be subject to a Registration Rights Agreement attached hereto as Exhibit 3.2.

4.  Assumption of Liabilities.

    4.1 Swisher shall assume all SD Liabilities identified on Schedule 1.6 as of the Effective Date.

    4.2    Swisher shall assume all ODS/SD Accounts Payable identified on
Schedule 1.12 as of the Effective Date.

    4.3 Swisher shall lease the vehicles identified on Schedule 4.3 through October 31, 1996 for consideration equal to the cost of insurance, maintenance and upkeep on such vehicles. Prior to November 1, 1996, the parties shall agree to a revised consideration for the lease of such vehicles. Should agreement not be reached as to the revised





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consideration, PCS may dispose of such vehicles at the sole discretion of PCS.

5. Representations and Warranties of PCS and ODS. As indicated item by item, PCS and/or ODS make the following representations and warranties, to and for the benefit of Swisher, each of which is made on and as of the Effective Date and reiterated on the Closing Date unless otherwise expressly stated herein.

    5.1 PCS and ODS are each a corporation organized and in good standing in the state of Georgia.

    5.2 PCS and ODS each have all requisite corporate and other power and authority, including (but not limited to) approval of the Board of Directors and Shareholder of PCS and ODS to enter into this Agreement.

    5.3 This Agreement has been duly and validly authorized, executed and delivered by PCS and ODS and constitutes a valid, legal and binding obligation of PCS and ODS, enforceable against PCS and/or ODS in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors' rights generally or by equitable principles.

    5.4    Neither PCS nor ODS have any parent or subsidiary company.

    5.5    PCS' and ODS' Title to the Assets.

           a. PCS owns and has good and marketable title to the SD Assets defined in Schedule 1.1, free and clear of any liens, encumbrances and other imperfections in title whatsoever, and has full power, authority and capacity to sell and transfer such assets to Swisher and to otherwise consummate the transactions contemplated hereby. PCS shall





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present to Swisher on or before the Effective Date a UCC search, attached hereto as Schedule 5.5, from the state and counties in which PCS is domiciled and/or operates and dated within thirty business days of the Effective Date, showing any liens or encumbrances filed against the SD Business or the SD Assets, except as defined in Schedule 5.5(a). ODS owns and has good and marketable title to the ODS/SD Inventory and Accounts Receivable identified in Schedules 1.10 and 1.11, free and clear of any liens, encumbrances and other imperfections in title whatsoever, and has full power, authority and capacity to sell and transfer such Inventory to Swisher and to otherwise consummate the transactions contemplated hereby.

           b. There are no outstanding obligations, options, first refusal rights or the like under contracts or agreements to which PCS is bound which prohibit PCS's transfer of SD Assets hereunder.

    5.6 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of PCS's articles of incorporation, By-laws or other organizational documents or to the best of PCS's knowledge, any applicable laws or regulations, any judgment, decree or order of any court or governmental body applicable to PCS.

    5.7 Tax Matters. There is no pending, and to the best of PCS' knowledge, no threatened, suit, claim, investigation or audit by any governmental or quasi-governmental authority against PCS except as set forth in
Schedule 5.7.

    5.8    Intellectual Property.
                  a. PCS owns or controls all of the trade names, logos, trademarks and





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servicemarks used by such company in the conduct of its SD Business
("Intellectual Property") as set forth in Schedule 5.8(a).

           b. Except as set forth in Schedule 5.8(b), with respect to each item listed in Schedule 5.8(a) PCS has no knowledge of any material dispute as to PCS's right of ownership.

    5.9    Employees.

           a. Except as set forth in Schedule 5.9, no Key Employee of the SD Business has resigned his or her position or employment with PCS since the execution of the letter of intent. PCS is not aware of any Key Employee who intends to leave his or her position with the SD Business, except for Joseph R. Lunsford.

    5.10 For each Surface Doctor Franchise Agreement currently issued and outstanding naming PCS (or the former Surface Doctor, Inc.) as the franchisor, PCS makes the following representations and warranties:

           (a) Except as set forth on Schedule 5.10(a), the Franchise Agreements accurately reflect all obligations of PCS as franchisor of the Surface Doctor system and there are no outstanding oral commitments or promises to perform outside of the signed writings.

           (b) There is no restriction to transfer of PCS's rights as franchisor under the Franchise Agreements.

           (c) PCS is not knowingly in material default under any terms of the franchise agreements with Surface Doctor franchisees.

    5.11 To the best of the knowledge of PCS and ODS, the financial statements





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presented as Exhibit 1.3 hereto represent reasonably accepted accounting policies.

6. Representations and Warranties of SWISHER. Swisher represents and warrants, as of the Effective Date and reiterated on the Closing Date, to PCS that:

    6.1 Swisher is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has requisite power to make and perform this Agreement and the transactions contemplated herein.

    6.2 The making and performance by Swisher of this Agreement and the transactions contemplated herein:

           (a) have been duly authorized by all necessary action(s) by its board of directors excluding Joseph R. Lunsford, an Outside Director of SWISHER and President of PCS, who was excluded from participating in any corporate decisions regarding the Asset Purchase memorialized herein; and

           (b) have been memorialized in the corporate minutes of Swisher, expressly indicating that Joseph R. Lunsford was excluded from participating in any corporate decisions regarding the Asset Purchase memorialized herein; and

           (c) will not violate any provision of law or of its Articles of Incorporation or By-Laws.

    6.3    The information statement and documents incorporated therein in
Exhibit 6.3 were true and correct as of the date of issue and there have been no material adverse changes since such date.

    6.4 Swisher agrees to pay all PCS and ODS liabilities assumed under the terms of


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this Agreement on a timely basis.

    6.5    No material claims or judgments are pending against Swisher.

7. Entire Agreement. This Agreement and Schedules and Exhibits hereto contain the entire understanding of the parties hereto and it is acknowledged by all parties that, except as expressly provided in this Agreement, there are no representations, warranties or other Agreements expressed or implied in any way relating to the provisions hereof. This Agreement, when fully executed shall supersede all prior and existing agreements and representations between the parties having to do with the subject matter of this Agreement. This Agreement shall not be modified, altered or amended except in writing signed by all parties.

8.  Indemnity.

    8.1 PCS and ODS shall indemnify and hold Swisher harmless from any and all losses, costs, attorney fees, charges, claims, fees, demands, verdicts, judgments, awards, penalties and/or interest of any nature whatsoever resulting directly or indirectly from any breach of warranty, untrue representations or nonfulfillment of any covenant, agreement or indemnity made by PCS and ODS.

    8.2 Swisher shall indemnity and hold harmless the PCS and/or ODS from any and all losses, costs, attorney fees, charges, claims, fees, demands, verdicts, judgments, awards, penalties and/or interest of any nature whatsoever resulting from any breach of warranty, untrue representation or nonfulfillment of any covenant, agreement or





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indemnity made by Swisher.

9.  Miscellaneous.

    9.1 Alternative Dispute Resolution. Any controversy, dispute, question or claim arising out of or relating to the this Agreement or the transactions contemplated herein, or its interpretation, performance, or non-performance, or any breach hereof, including, without limitation, any claim that this Agreement or any part thereof is invalid, illegal or otherwise voidable or void, shall be submitted to non-binding mediation. The substantive law of the state of Georgia shall be applied by the mediator. The parties agree that such mediation shall be conducted at a site designated by the responding party and shall remain confidential between the parties except as required by law.

    9.2 Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Georgia and any dispute between the parties shall be governed by and determined in accordance with the substantive law of the State of Georgia, which laws shall prevail in the event of any conflict.

    9.3 Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

    9.4 Notices. All notices, requests and demands shall be in writing and mailed, postage prepaid, or sent by facsimile to the respective parties as follows:

           SWISHER:              Swisher International, Inc.
                                 6849 Fairview Road
                                 Charlotte, North Carolina 28210

           PCS:                  PROFESSIONAL CARPET SYSTEMS, INC.
                                 5182 Old Dixie Highway





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                                 Forest Park, Georgia 30050

           ODS:                  OLD DIXIE SUPPLY COMPANY
                                 5182 Old Dixie Highway
                                 Forest Park, Georgia 30050

or to such other address as any party shall furnish to the other party by notice in writing.

    9.5 Multiple Copies. This Agreement may be signed in multiple copies, each of which shall be considered an original and the entire document.

    IN WITNESS WHEREOF, the parties have caused the Asset Purchase memorialized by this Agreement to be executed as of the 30th day of July, 1996 which shall be the Closing Date of this Agreement.

SWISHER:                              SWISHER INTERNATIONAL, INC.


                                      By: /s/ PAT SWISHER
                                      ----------------------------------------
                                      By:  Pat Swisher
                                           President and Chief Executive Officer

PCS:                                  PROFESSIONAL CARPET SYSTEMS, INC.


                                      By: /s/ JOSEPH R. LUNSFORD
                                      ----------------------------------------
                                      By:  Joseph R. Lunsford
                                           Chairman and President


ODS:                                  OLD DIXIE SUPPLY COMPANY


                                      By: /s/ PAT SWISHER
                                      ----------------------------------------
                                      By:  Joseph R. Lunsford
                                           Chairman and President





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